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                                 EXHIBIT 21.1

                          Subsidiaries of the Company
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          Name                                           Place of Incorporation
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
Parametric Holdings Inc.                                 Delaware
Parametric International, Inc.                           Delaware
Parametric Technology International Inc.                 Delaware
Parametric Securities Corporation                        Massachusetts
PTC International, Inc.                                  Massachusetts
PTC Acquisition Corporation                              Massachusetts
Parametric Technology Australia Pty Limited              Australia
Parametric Technology Gesellschaft m.b.H.                Austria
Parametric Foreign Sales Corporation                     Barbados
Parametric Technology (Belgium) b.v.b.a.                 Belgium
Parametric Technology Brasil Ltda.                       Brazil
Parametric Technology (Canada) Ltd.                      Canada
Parametric Technology (C.R.) s.r.o.                      Czech Republic
Parametric Technology (Denmark) A/S                      Denmark
Parametric Technology (Finland) Oy                       Finland
Parametric Technology S.A.                               France
Parametric Technology GmbH                               Germany
Parametric Technology (Hong Kong) Limited                Hong Kong
Parametric Technology (India) Private Limited            India
Parametric Technology (Republic of Ireland) Limited      Ireland
Parametric Technology Israel Ltd.                        Israel
Parametric Technology Italia S.r.l.                      Italy
Nihon Parametric Technology K.K.                         Japan
Parametric Korea Co., Ltd.                               Korea
Parametric Technology Europe B.V.                        The Netherlands
Parametric Technology Nederland B.V.                     The Netherlands
Parametric Technology New Zealand Limited                New Zealand
Parametric Technology (Norway) AS                        Norway
Parametric Technology Poland Sp. z o.o                   Poland
Parametric Technology Portugal-Computadores, Lda         Portugal
Parametric Technology Singapore Pte Ltd                  Singapore
Parametric Technology (Slovakia) s.r.o.                  Slovakia
Parametric Technology South Africa Pty. Limited          South Africa
Parametric Technology Espana, S.A.                       Spain
PTC Sweden AB                                            Sweden
Parametric Technology (Schweiz) AG                       Switzerland
Parametric Technology Taiwan Ltd.                        Taiwan
Parametric Technology (UK) Limited                       United Kingdom
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